Exhibit 10.2

STOCK PURCHASE AGREEMENT

FOR

ELINE ENTERTAINMENT GROUP, INC.

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the day of November 7, 2022, by and among Small Cap Compliance, LLC, a company located in Scottsdale, Arizona, (the “Seller”), and Chi Ching Hung, an individual residing in Hong Kong (the “Purchaser”). The Seller, and the Purchaser are sometimes referred to as the Party and collectively as the “Parties”.

RECITALS

WHEREAS Seller owns a total of 1 share of Convertible Series D Preferred Stock, in Eline Entertainment Group, Inc., a Wyoming corporation (“EEGI”, the “Company”) wishes to sell 1 such share of (the “Preferred Shares”). These shares represent the majority control,

WHEREAS the Company will issue 250,000,000 shares of Restricted Common Stock (the “Common Shares”). Preferred Shares and Common Shares are referred to collectively as the “Shares”,

WHEREAS the Purchaser wishes to purchase all the Shares for a total purchase price of $250,000 USD (the “Purchase Price”),

WHEREAS the Seller proposes to sell the Preferred Shares and the Company proposes to sell the Common Shares to the Purchaser on the terms set forth herein and Purchaser wishes to purchase the Shares from the Seller on the terms set forth herein,

IN CONSIDERATION of the promises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       PURCHASE AND SALE AND CLOSING

1.1       Conditions to Closing. It is agreed that (a) a non-refundable deposit of $130,000 Shall be remitted to the Seller upon execution of this agreement, and funds consisting of the remaining Purchase Price of $120,000 shall be remitted to the Seller on or before November 30, 2022 as closing, and (b) the said shares will be cancelled, and (c) new shares will be issued in book entry form as follows”

Chi Ching Hung

1 Convertible Series D Preferred Share at $.001

250,000,000 Common Shares of Stock at $.001

1.2       Termination. In the event the signing and remittance of the deposit of $130,000 pursuant to this Agreement is not completed on or before November 18, 2022, this Agreement shall terminate.

1.3       Remittance of Funds. The funds shall be remitted to Seller’s account as follows:

WIRE INSTRUCTIONS

Account Name:	SCC Transfer, LLC
P.O. Box 26496, Scottsdale, AZ 85255

Bank:	Wells Fargo

Account:	7106581163

ABA:	121000248

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2.       REPRESENTATIONS AND WARRANTIES OF THE SELLER

2.1       The Seller warrants, covenants, and represents to the Purchaser with the intention of inducing the Purchaser to enter into this Agreement that:

(a)             The Seller represents and warrants that the Shares being sold pursuant to this Agreement represents 100 percent of EEGI Convertible Preferred Class D Stock owned by the Seller and new issuance of 250,000,000 shares of Restricted Common Stock.

(b)             Immediately prior to and at the Closing, the Seller has the legal right and authority to sell the Preferred Shares and issued the Common Shares to the Purchaser and on the Closing Date and Seller shall transfer the Shares to the Purchaser free and clear of all liens, restrictions, covenants or adverse claims of any kind or character.

(c)             The Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby and this Agreement has been validly executed by the Seller.

(d)             The Seller, during the past ninety (90) days, has been a ten percent (10%) or greater shareholder or an “affiliate” of EEGI as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

(e)             To the best of Seller’ knowledge, information and belief, there are no circumstances that may result in any material adverse effect to EEGI or the value of the Shares that are now in existence or may hereafter arise.

(f)              The Seller agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement.

(g)             The Seller has reinstated the Company with WYSOS and is currently listed as the Company’s sole officer and director.

(h)             The Seller has paid all transfer agent fees and the company is current with Signature Stock Transfer Company.

(i)              The Seller has completed the Form 10 for EEGI, and the SEC has signed off with no additional comments.

(j)              The Seller has paid the OTC Markets Basic fees and the Company’s subscription expires on November 7, 2023. The subscription will allow the buyer to update the company information on OTC Markets for one year.

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1       The Purchaser represents and warrants to the Seller with the intention of inducing the Seller to enter into this Agreement that:

(a)             The Purchaser as the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated and this Agreement has been validly executed by the Purchaser.

(b)             The Purchaser is acquiring the Shares as principal for the Purchaser’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares.

4.       MISCELLANEOUS

4.1       The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

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4.2       Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States Dollars.

4.3       There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified.

4.4       The notice addresses of the Parties hereto are as follows:

Seller:	Small Cap Compliance, LLC
PO Box 26496
Scottsdale, AZ 85255

Purchaser:	Chi Ching Hung
Rooms 3229-3231 32/F Sun Hung Kai Centre
30 Harbour Road
Wanchai 0000
Hong Kong

4.5       Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Wyoming located in Laramie, Wyoming, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

4.6       The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Shares and shall continue in full force and effect for a period of one year.

4.7       This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.8       Delivery of an executed copy of this Agreement by electronic, facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

[Signature page to follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of date written below.

“SELLER”

/s/ Rhonda Keaveney

Name: Rhonda Keaveney

Small Cap Compliance, LLC

Date: November 7, 2022

“PURCHASER”

/s/ Chi Ching Hung

Name: Chi Ching Hung
Date: November 7, 2022

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